                      SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement is made and entered into effective December 1, 1998, by and among Robert T. Sherman ("Sherman"), Cogeneration Corporation of America ("Cogen") and NRG Energy, Inc. ("NRG").

     WHEREAS disputes have arisen between the undersigned parties; and

     WHEREAS each undersigned party has determined independently that it is desirable and beneficial for it or him to settle, compromise and resolve the disputes in the manner and on the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned Sherman, Cogen and NRG agree as follows:

     1. Cogen and NRG, for themselves, and for all of their respective predecessor and successor firms, subsidiaries and affiliates, which as to NRG includes Northern States Power Company ("NSP"), and for all of their respective present and former officers, directors, partners, principals, employees, attorneys, assigns, agents, representatives and anyone claiming to act on behalf of Cogen and/or NRG (hereinafter referred to collectively as the "Cogen and NRG Releasors"), remise, release and forever discharge Sherman and all and each of his present and former attorneys, agents, assigns, representatives, family members, heirs, executors and administrators (hereinafter referred to collectively as the "Sherman Releasees"), both individually and in their representative capacities, of and from any and all actions, causes of action, liabilities, suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, state or federal, in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, which the Cogen and NRG Releasors, any or all of them, may now have or hereafter have or claim to have against the Sherman Releasees, any or all of them, for, upon, or by reason of any matter, event, cause or thing arising or which may have arisen at any time up to the date of this Agreement.

     2. Sherman does for himself and for all of his present and former attorneys, agents, representatives, family members, heirs, executors, administrators and anyone acting or claiming to act on his behalf (hereinafter referred to collectively as the "Sherman Releasors"), remise, release and forever discharge Cogen and NRG, and their respective predecessor and successor firms, subsidiaries and affiliated companies, which as to NRG includes NSP, all and each of their respective present and former officers, directors, partners, principals, employees, attorneys, assigns, agents and representatives, both individually and in their representative capacities (hereinafter referred to collectively as the "Cogen and NRG Releasees"), of and from any and all actions, causes of action, liabilities, suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, state or federal, in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, which the Sherman Releasors, any or all of them, may now have or hereafter have or claim to have against the Cogen and NRG Releasees, any or all of them, for, upon, or by reason of any matter, event, cause or thing arising or which may have arisen at any time up to the date of this Agreement. The sole exception to the above release is that it does not release any claim Sherman may have for indemnification under applicable law or Cogen's Bylaws or Articles of Incorporation for a claim made against

Sherman based upon action taken by Sherman in his capacity as an officer, director, or employee of Cogen.

     This release includes, but is not limited to, any and all claims arising from Sherman's employment with Cogen and the termination of that employment, including claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities, the Employee Retirement Income Security Act, the Minnesota Human Rights Act, and any other local, state or federal discrimination act or ordinance, claims arising out of Minnesota Statute
Section 181.932, et seq., claims for breach of contract, claims for libel or slander, claims for assault or battery, claims for infliction of emotional distress whether intentional or negligent, claims for tortious interference with prospective contractual relations, claims of negligence (including negligent hiring, negligent supervision and negligent retention), claims that Sherman has been unlawfully discharged or in any other respect unfairly treated during his employment with Cogen and any and all claims in and arising out of the civil actions referred to in paragraphs 4 and 5 of this Agreement.

     3. It is the intention of the undersigned parties that the releases contained in Paragraphs 1 and 2 herein shall be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, obligations, costs, expenses, attorneys' fees, damages, losses, claims, liabilities and demands of whatsoever nature, character or kind, known or unknown, suspected or unsuspected. The undersigned parties, hereby acknowledge that they are aware that they or their attorneys may hereafter discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Settlement Agreement and Mutual Release but that it is their intention hereby fully, finally and forever to settle and release all of the disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may hereafter exist, or may heretofore have existed, and without regard to the subsequent discovery or existence of different or additional facts.

     4. The lawsuit styled ROBERT T. SHERMAN, JR. VS. NRG ENERGY, INC., et al., Civil File No. 99-CV-2358, in the United States District Court, District of Minnesota, Fourth Division (the "Minnesota Action"), shall be dismissed with prejudice and on the merits, with each party to bear its, his or her own attorneys' fees, costs and disbursements. Counsel for each of the parties to the Minnesota Action shall sign and file a joint stipulation for dismissal of the Minnesota Action promptly after expiration of the rescission period described in paragraph 18 of this Settlement Agreement and Mutual Release.

     5. The lawsuit styled NRG ENERGY, INC. V. ROBERT T. SHERMAN, C.A. No. 16731NC, in the Court of Chancery of the State of Delaware, in and for New Castle County (the "Delaware Action"), shall be dismissed without prejudice by NRG, with each party to bear its or his own attorneys fees, costs and disbursements, and NRG hereby covenants and agrees not to sue Sherman in the future to obtain the relief requested in the Delaware Action. Counsel for NRG in the Delaware Action shall file a Notice of Dismissal of the Delaware Action promptly after expiration of the rescission period described in paragraph 18 of this Settlement Agreement and Mutual Release.

     6. Sherman shall receive his current Base Salary, in the amount of Eighteen Thousand Three Hundred Thirty-Three and Thirty-Three Hundredths Dollars ($18,333.33) per month, and employee health benefits, as described in paragraph 7 of Sherman's Employment Agreement with Cogen dated March 28,1997 (the "Sherman Employment Agreement"), through December 31, 1998. Sherman shall not be entitled to receive any other compensation, including compensation in the form of salary, bonus or benefits, from Cogen, whether under the Sherman Employment Agreement or otherwise, except as expressly provided for in this paragraph and in Paragraphs 7 and 10 herein. Nor shall Sherman perform any services on behalf of Cogen except as expressly provided for in this Agreement or as agreed to in writing by Cogen and Sherman prior to their performance. Sherman shall be entitled to receive notice and continuation of his rights under COBRA, as provided for in the statute, for continuation of particular insurance benefits.

     7. Upon expiration of the rescission period described in paragraph I 8 of this Agreement, Cogen shall pay Sherman the sum of Four Hundred and Six Thousand Dollars ($406,000.00) which shall include payment for Sherman's outstanding shares of stock as described in Paragraph 8 of this Agreement.
In addition, upon expiration of the rescission period described in Paragraph 18 of this Agreement, NRG shall pay Sherman the sum of One Hundred Thirty Thousand Dollars ($130,000.00). These two payments together constitute the "Settlement Payments." The Settlement Payments shall be allocated as follows:

     PAYABLE BY COGEN:

     a. The sum of $82,500 as payment for Sherman's outstanding shares of stock. This sum is not subject to withholding or Form 1099 tax reporting.

     b. The sum of $70,000 as payment for emotional distress, general damages, and settlement of any and all other claims. This sum is not subject to withholding but shall be reported on Form 1099.

     c. The sum of $253,500 (prior to withholding) as settlement of severance and any and all claims under the Sherman Employment Agreement or arising out of the employment relationship. This sum is subject to withholding and will be reported on Form W-2.

          TOTAL:              $406,000

     PAYABLE BY NRG:

     The sum of $130,000 as payment for emotional distress, general damages, and settlement of any and all other claims. This sum is not subject to withholding but will be reported on Form 1099.

     Sherman shall sign all tax withholding and other forms required by Cogen and NRG under applicable law. Except for items (a) and (b) above, all amounts paid to Sherman by Cogen under this paragraph are payments on account of wages and are, therefore, subject to withholding obligations under state and federal law, and only the net amount after applicable withholdings shall be paid to Sherman. If it is determined by any federal or state tax authority that any amount that may be paid to Sherman under this Settlement Agreement but is treated by Cogen and/or NRG as not subject to information reporting, or treated as a payment other than taxable wages, was in fact subject to such reporting and/or was taxable wages, and if as a consequence Cogen and/or NRG is held responsible for the employee's portion of any penalties, interest or taxes, Sherman shall immediately upon Cogen and/or NRG's demand therefor and reasonable proof of Cogen and/or NRG's actual payment of the same, indemnify and hold Cogen and/or NRG harmless for the employee's portion of all such penalties, interest and taxes.

     8. Sherman represents and warrants that he is the record and beneficial owner of five thousand five hundred (5,500) shares of Cogen stock, that such stock has not been pledged or encumbered in any way, and that he can sell and convey such stock free and clear of any lien of encumbrance. Sherman further represents and warrants that he has no record or beneficial ownership or interest in any other Cogen stock with the sole exception of stock options granted to him pursuant to the Sherman Employment Agreement, pursuant to which his options to purchase thirty five thousand (35,000) shares, and only thirty five thousand (35,000) shares, have vested. Contemporaneously with the payment of the sum provided for in paragraph 7 herein, Sherman shall deliver and convey legal title to, and all beneficial interest in, free and clear of any lien or encumbrance, all of the Cogen stock he owns, that is five thousand five hundred (5,500) shares, to Cogen. In connection with his conveyance of this Cogen stock, Sherman shall execute all documents reasonably requested by Cogen to effect such conveyance, including stock powers.

     9. While NRG owns 20% or more of the outstanding shares of Cogen or its successors, but in no event for a period of time in excess of 10 years, Sherman shall not acquire, directly or indirectly, or otherwise become the beneficial owner of any common stock of Cogen (or any successor to Cogen by merger or otherwise) or any security or other right which is convertible, exchangeable or exercisable, with or without consideration into common stock of Cogen (or any successor to Cogen by merger or otherwise), with the sole exception that he may exercise some or all of his vested options to purchase thirty five thousand (35,000) shares of Cogen stock, provided that he contemporaneously sells or conveys all legal and beneficial interest in such stock to Cogen for fair market value. If Cogen does not purchase such stock within five (5) business days, Sherman may sell such shares to one or more third parties, provided that such sale is completed and such stock is sold within twenty (20) business days of Sherman's exercise of his option or options. For purposes of this Agreement, "fair market value" shall mean the average, for the ten trading days prior to the date on which Sherman's exercise his options, of the closing sale price of the shares of Cogen stock (or in the event no sale takes place on any day, the average of the closing bid and asked quotations for the shares of Cogen stock on such day) on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or any comparable system.

     The parties expressly acknowledge and agree that Sherman shall maintain the right to exercise his vested options to purchase up to thirty five thousand (35,000) shares of Cogen stock for ninety (90) calendar days after December 31, 1998. The parties also expressly acknowledge and agree that Sherman's vested stock options total thirty five thousand (35,000) and that he will not acquire any further options to purchase Cogen stock pursuant to any agreement with Cogen, any Cogen stock option plan, or otherwise except as provided in this paragraph 9.

     10. Sherman agrees to serve as an independent contractor consultant for Cogen during the period from January 1, 1999 through December 31, 2001. In this capacity, Sherman will consult with Cogen, or its representatives, for up to ten (10) days per calendar year. In consideration for Sherman serving as a consultant to Cogen, Cogen shall pay Sherman Twenty Thousand Dollars ($20,000) upon expiration of the rescission period described in paragraph 18 of this Agreement; Twenty Thousand Dollars ($20,000) on the date which is one year after the first Twenty Thousand Dollar ($20,000) payment; and Twenty Thousand Dollars ($20,000) on the date which is two years after the first Twenty Thousand Dollar ($20,000) payment. If Cogen requires additional consulting services from Sherman during this period, Sherman shall provide such services as are mutually agreeable in consideration for payments in the amount of Two Thousand Five Hundred Dollars ($2,500) per day. Sherman shall be reimbursed by Cogen for reasonable expenses which he incurs in performing consulting services under this paragraph. Cogen shall report such payment to applicable state and federal tax agencies. Sherman understands that he is not an employee of Cogen for purposes of providing services under this paragraph, and that, as such, he is not eligible to have benefits in any employee health or welfare benefit plan, or any other benefits from Cogen.

     11. Cogen and Sherman will issue a joint statement, in the form attached hereto as Exhibit A, promptly after expiration of the rescission period described in paragraph 18 and completion of the filings required by paragraphs 4 and 5 of this Settlement Agreement and Mutual Release.

     12. Sherman shall have the right, at his sole option, to purchase or transfer the lease of the Chevrolet Tahoe vehicle presently being used by Sherman pursuant to Cogen's lease of the vehicle. If Sherman elects to purchase or transfer the lease of the vehicle, he shall advise Cogen in writing of his decision to do so by January 25,1999. If Sherman has not advised Cogen in writing of his decision to purchase or transfer the lease of the vehicle by January 25, 1999, his right to do so shall expire, he shall have no further right to possess or use the vehicle, and he shall return the vehicle and keys to the vehicle to Cogen on or before January 25, 1999.

     13. NRG shall contribute a total of Thirty Thousand Dollars ($30,000) to a bona fide Section 501(c)(3) qualified organization for environmental education, either in one lump sum or in annual increments of Ten Thousand Dollars ($10,000) beginning December 31, 1999. Sherman shall have the right to determine whether such sum shall be paid as a lump sum or in annual increments. This 501(c)(3) qualified organization shall be established by Sherman and if not, the contribution shall be made to a bona fide 501(c)(3) qualified organization or charitable organization as determined by the mutual agreement of the parties.

     14. Cogen and NRG agree that their respective directors and officers will not make any statement to any third party disparaging Sherman and Sherman agrees that he will not make any statement to any third party disparaging Cogen or NRG, or any of their respective present or former directors or officers.

     15. Cogen, NRG, and Sherman agree to maintain the terms of this Settlement Agreement and Mutual Release in confidence and not to disclose such terms to any third party, other than their respective attorneys and accountants, and as to Sherman, his spouse, except as required by applicable law or regulation.

     16. Sherman will return to Cogen all of its records, correspondence, and documents in his possession, if any, at the time he signs this Settlement Agreement and Mutual Release. Cogen acknowledges that Sherman is not obligated to return strictly personal files now in his possession that were at one time stored at Cogen's offices. Sherman will also return to Cogen all property of Cogen, including Sherman's corporate credit cards and air travel card, if any, at the time it signs this Agreement. Cogen will return to Sherman all of his property in its possession, if any, at the time it signs this Agreement.

     17. Sherman has been advised by Cogen and NRG that he should consult with an attorney prior to executing this Agreement, and that he has twenty-one (21) days from the date on which he received this Agreement to consider whether or not he wishes to sign it. Sherman acknowledges that he has had the opportunity to review this Agreement with his attorney before signing it, that he has the right to sign this Agreement before the twenty-one (21) days period expires and that if he so chooses, he does so of his own free will and not of duress. She further acknowledges that the date on which he received this Agreement is accurately set forth on the last page of this Agreement.

     18. Sherman may rescind this Severance Agreement and Release within 15 calendar days of signing it. To be effective, the rescission must be in writing and delivered to Cogen and NRG in care of Julie A. Jorgensen, Interim CEO and President, Cogeneration Corporation of America, One Carlson Parkway, Suite 240, Minneapolis, Minnesota 55447-4454, either by hand or by mail within the fifteen (15) day period. If sent by mail, the rescission must be:

     a.   Postmarked within the fifteen (15) day period;

     b.   Properly addressed to Cogen; and
     c.   Sent by certified mail, return receipt requested.

     If the Agreement is rescinded by Sherman all of its provisions shall immediately become null and void.

     19. Noting in this Settlement Agreement and Mutual Release is intended to be, nor will be deemed to be, an admission of liability by any party that it or he has violated any state or federal statute, local ordinance, or principle of common law, or that it or he has engaged in any wrongdoing.

     20. The parties agree that this Agreement will not be assignable by either party unless other party agrees in writing.

     21. In case any one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or unpaired thereby.

     22. This Agreement will be construed and intend in accordance with the laws of the State of Minnesota.

     23. Each party to this Agreement acknowledges that this Agreement was the result of mediation pursuant to the Minnesota Civil Mediation Act. Each party specifically acknowledges and agrees that this Agreement is binding upon all parties and that the parties were advised by the mediator that (a) the mediator has no duty to protect the parties' interests or provide them with information about their legal rights; (b) signing a mediated settlement agreement may adversely affect the parties' legal rights; and (c) the parties should consult an attorney before signing a mediated settlement agreement if they are uncertain of their rights.

     24. This Agreement contains the entire understanding between Cogen and NRG on the one hand, the Sherman on the other hand, and supersedes all oral agreements and negotiations between the parties on this subject. Any amendments, modifications or waivers of the provisions of this Agreement shall be valid only when they have been reduced to writing and duly signed by the parties. The terms of this Paragraph shall not be deemed to have been waived by oral agreement, course of performance or by any other means other than a written agreement expressly providing for such waiver.

     25. No breach of any provision hereof can be waived by any undersigned party unless in writing. Waiver of any one breach or alleged breach by an undersigned party shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

     26. Sherman and Cogen acknowledge that Exhibit B hereto contains a list of projects known by Sherman to be projects which Cogen is developing as of December 31, 1998. This is the list of projects referred to in Paragraph 15 of the Sherman Employment Agreement, the provisions of which shall survive, notwithstanding any provision of this Settlement Agreement and Mutual Release.

     27. Nothing contained in this Settlement Agreement and Mutual Release shall be construed to release any party hereto or any other person with respect to the covenants, undertakings, and agreements of such party contained in this document.

     28. Each of the undersigned and its and his counsel has reviewed and revised this Settlement Agreement and Mutual Release, and the rule of construction that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of these documents.

     29. Each of the undersigned parties acknowledges and represents that it and he has been represented by counsel in connection with its and his consideration and execution of this Settlement Agreement and Mutual Release. Each undersigned party further represents and declares that in executing this document it or he has relied solely upon its or his own judgment, belief and knowledge, and the advice and recommendation of its or his own independently selected counsel, concerning the nature, extent and duration of its or his rights and claims, and that it or he has not been influenced to any extent whatsoever in executing this document, or the exhibits hereto, by any representations or statements except those expressly contained or referred to herein.

     30. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original and shall be deemed duly executed upon the signing of the counterparts by the parties.

                                     COGENERATIN CORPORATION OF AMERICA

 Date Signed:   1/18/99              By:  /s/ Julie Jorgensen
              ----------                 --------------------------------------
                                         Its  President and CEO
                                              ---------------------------------

                                     NRG ENERGY

 Date Signed:   1/19/99              By:  James J. Bender
              ----------                 --------------------------------------
                                          Its  Vice President & General Counsel
                                              ---------------------------------

                                     ROBERT T. SHERMAN, JR.

 Date Received:  1/13/99             By:  Robert T. Sherman, Jr.
              ----------                 --------------------------------------
 Date Signed:   1/13/99                   Its
              ----------                      ---------------------------------

                             [COGEN AMERICA LETTERHEAD]


     CogenAmerica and Robert T. Sherman, Jr., its Chief Executive Officer, announced today that they have agree upon terms under which Mr. Sherman will step down as President and CEO and provide consulting services to the Company. The Company and NRG Energy, Inc., owner of 45.4% of the Company's stock, had previously announced that Mr. Sherman's employment had been terminated for expenditures incurred in connection with the solicitation of proxies on behalf of the Company without authorization from the Company's Board of Directors. After an investigation by the Company's Board of Directors, it was determined that these expenditures were approved by the Independent Directors Committee and were within Mr. Sherman's authority as established by the Board of Directors. Further, the Company acknowledged that any media accounts accusing Mr. Sherman of mismanagement were inaccurate.

     Julie Jorgensen, interim President and CEO of the Company, said "Bob Sherman and CogenAmerica have reached an amicable resolution of all issues between them. Mr. Sherman acted within the authority bestowed on him by the Company's Board of Directors. Bob has agreed to remain a consultant to the Company in the transition to a new CEO, and we are glad to have his help."

     David Peterson, Chairman, CEO and President of NRG Energy also stated that: "We are pleased that our investigation has shown that Bob Sherman's actions were authorized, and that his matter has been resolved to the satisfaction of all concerned."

     In a joint statement, Mr. Sherman said "I am proud of my accomplishments at CogenAmerica, and will continue to assist the Company in achieving a smooth transition to new leadership. I am especially pleased that CogenAmerica, NRG Energy and I could rise above our differences and resolve our differences quickly and amicably."

     EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT PROJECT DEVELOPMENT EFFORTS WILL NOT RESULT IN THE ADDITION OF NEW PROJECTS, THE RISK THAT THE ACTUAL OPERATING RESULTS OF ANY PROJECT OR OF CGCA WILL NOT EQUAL OR EXCEED THE RESULTS EXPECTED, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING THE REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997.









                                                        EXHIBIT NO.
                                                             A
                                                           -----